Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of The Cannabist Company Holdings Inc. (formerly Columbia Care Inc.) (the “Company”) of our report dated March 29, 2023 relating to the consolidated financial statements of the Company.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

October 17, 2023